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                                                                    Exhibit 10.6

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT



                                       OF



                               [NAME NEEDED], LLC

                      a Delaware limited liability company





                          Dated as of ___________, 1998


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                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                               [NAME NEEDED], LLC



                                    PREAMBLE

                  THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into and effective as of the ____ day of _____________, 1998, by and among Beckman Coulter, Inc., a Delaware corporation ("BCI") , and Affymetrix, Inc., a _____________ corporation ("Affymetrix") (together, the "Members"), for the purpose of forming [NAME NEEDED], LLC (the "Company"), a limited liability company organized under the Delaware Limited Liability Company Act (the "Act").

                                   ARTICLE I

                             ORGANIZATIONAL MATTERS

                  SECTION 1.1 FORMATION. The Members hereby form the Company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members and of the Members of the Board of the Company shall be as provided in the Act, except as otherwise expressly provided herein or in the Certificate. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

                  SECTION 1.2 NAME. The name of the Company shall be "[NAME NEEDED], LLC" The Company may also conduct business at the same time under one or more fictitious names if the Board determines that such is in the best interests of the Company. The Board may, from time to time, change the name of the Company in accordance with the Act and other applicable law.

                  SECTION 1.3 PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS. The principal place of business of the Company is located at 4300 N. Harbor Boulevard, Fullerton, California 92834-3100, or such other place within or without the State of Delaware as the Board may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board deems advisable.

                  SECTION 1.4 BUSINESS PURPOSE. The Company may (i) engage in the business of conducting research, and developing, creating, implementing,
promoting, and marketing products and services in the fields [            ](1)
and, in connection therewith, (ii) make, have made, import, use, sell and distribute arrays of polynucleotide sequences for all fields, uses and applications, and systems, instruments, kits, and consumables for use therewith, and (iii) subject to and in accordance with the terms of this Agreement do any thing necessary and incidental to the foregoing practices, uses, and applications.

(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                  SECTION 1.5 SPECIFIED PURPOSE. The Company shall be a limited liability company and its sole purposes shall be those specified in Section 1.4, and this Agreement shall not be deemed to create a company, venture, or partnership between or among the Members with respect to any other activities whatsoever. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit, or assume any obligation or responsibility on behalf of the Company, its properties, or any other Member.

                  SECTION 1.6 CERTIFICATE OF FORMATION; FILINGS. The Board shall cause to be executed and filed a Certificate of Formation in the Office of the Secretary of State of the State of Delaware as required by the Act. The Board may cause to be executed and filed any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act.

                  SECTION 1.7 FICTITIOUS BUSINESS NAME STATEMENTS. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Board determines it necessary. Any such statement shall be renewed as required by applicable law.

                  SECTION 1.8 REGISTERED OFFICE; DESIGNATED AGENT FOR SERVICE OF PROCESS. The address of the registered office of the Company in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Prentice-Hall Corporation System, Inc. The Company will continuously maintain a registered office for, and a designated and duly qualified agent for service of process on, the Company in the State of Delaware.

                  SECTION 1.9 TERM. The Company shall commence on the date that the Certificate is filed with the Office of the Delaware Secretary of State, and shall continue until terminated pursuant to this Agreement.

                  SECTION 1.10 LIMITATION ON LIABILITY. Except as otherwise provided by the Act or as otherwise expressly set forth herein, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Member, Board Member, officer (if any be appointed), or agent of the Company shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member of the Company or acting as a Board Member, officer, or agent of the Company.

                                   ARTICLE II

                                   DEFINITIONS

                  The following capitalized words and phrases used in this Agreement shall have the following meanings:

                  "ACT" is defined in the Preamble.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:



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                  (a) Add to such Capital Account the following items:

                      (i) The amount, if any, that such Member is obligated to contribute to the Company upon liquidation of such Member's Membership Interest; and

                      (ii) The amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) Subtract from such Capital Account such Member's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and
(6).

                  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "AFFILIATE" means, with reference to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For purposes of the foregoing definition, the word and root "control", in the context of a limited liability entity, such as a corporation or limited liability company, means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other interests, however designated, entitled to vote for members of the board of directors, management committee, or other principal governing body of the organization with direct fiduciary duties to the owners of the entity, however designated. For purposes of the foregoing definition, the word and root "control", in the context of a limited liability business enterprise that is a pass-through entity for tax purposes, such as a partnership, joint venture, or limited liability company, also means the right to receive at least fifty percent (50%) of the net proceeds of such enterprise.

                  "AFFYMETRIX" shall mean Affymetrix, Inc., a California corporation.

                  "AGREEMENT" is defined in the Preamble.

                  "ASSIGNEE" means a Person to whom one or more Units have been Transferred as permitted under this Agreement, but who has not become a Substituted Member.

                  "BOARD" means the Board of Directors of the Company, who have the sole and complete charge of the affairs of the Company.

                  "BOARD MEMBER" means a duly elected or appointed member of the Board.

                  "BCI" shall mean Beckman Coulter, Inc., a Delaware corporation.

                  "CAPITAL ACCOUNT" means the Capital Account maintained for each Member on the Company's books and records in accordance with the following provisions:

                  (a) To each Member's Capital Account there shall be added (a) such Member's Capital Contributions, (b) such Member's allocable share of Net Profits and any items



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in the nature of income or gain that are specially allocated to such Member pursuant to Article 5 hereof or other provisions of this Agreement, and (c) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed by the Company to such Member, calculated by reference to Code Section 752.

                  (b) From each Member's Capital Account there shall be subtracted (a) the amount of (i) cash and (ii) the Gross Asset Value of any Company Property (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by such Member to the Company) pursuant to any provision of this Agreement, (b) such Member's allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to Article 5 hereof or other provisions of this Agreement, and (c) liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company, calculated by reference to Code Section 752. With respect to distributions of Company Property, Capital Accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to
Article 5 hereof, to the Members if there were a taxable disposition of such property for its fair market value (taking Code Section 7701(g) into account) on the date of distribution.

                  (c) In the event that any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that such Capital Account relates to the transferred interest.

                  (d) The Board, in its discretion and in accordance with the Code and Regulations, may increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company Property on the Company's books and records. Any such adjustments shall be made in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g).

                  (e) Additional adjustments shall be made to the Members' Capital Accounts as required by Regulations Sections 1.704-1(b) and 1.704-2 or, as permitted but not required, in the discretion of the Board. Adjustments to Capital Accounts in respect to Company income, gain, loss, deduction, and non-deductible expenditures (or any item thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book items, with reference to federal tax treatment of the corresponding tax items) at the Company level, without regard to any requisite or elective tax treatment of such items at the Member level.

                  (f) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 11 hereof upon the dissolution of the Company. The Board shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet,



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as computed for book purposes, in accordance with Regulations Section
1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the initial Gross Asset Value of property (other than money) contributed to the capital of the Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

                  "CASH AVAILABLE FOR DISTRIBUTION" means, with respect to any fiscal year or other period, all Company cash receipts (but excluding any proceeds from a Terminating Capital Transaction), after deducting payments for operating cash expenses, debt service, capital expenditures, and any other amounts set aside for the restoration, increase, or creation of reasonable Reserves.

                  "CERTIFICATE" means the certificate of formation of the Company filed under the Act in the Office of the Secretary of State of the State of Delaware for the purpose of forming the Company as a Delaware limited liability company, and includes any duly executed and filed amendments.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "COMPANY" is defined in the Preamble.

                  "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase "partnership minimum gain."

                  "COMPANY PROPERTY" means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash and intellectual property).

                  "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by Board.

                  "ECONOMIC INTEREST" means a Person's right to share in the Net Profits, Net Losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member, including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or



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required under the Act, any right to information concerning the business and affairs of the Company.

                  "GAAP" shall mean generally accepted accounting principals.

                  "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board and the contributing Member.

                  (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in subsection (a), subsection
(b), subsection (c), or subsection (d) below shall be adjusted to equal their respective gross fair market values, as determined by the Board using such reasonable method of valuation as it may adopt, as of the following times:

                      (i) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

                      (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                      (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                      (iv) at such other times as the Board shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Board.

                  (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Board reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).



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                  (e) If the Gross Asset Value of a Company asset has been
determined or adjusted pursuant to subsection (a), subsection (b), or subsection
(d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

                  "IMMEDIATE FAMILY" means, and is limited to, an individual Member's current spouse, parents, current parents-in-law, grandparents, children, siblings, and grandchildren, or a trust or estate all of the beneficiaries of which consist of such Member or members of such Member's Immediate Family.

                  "INDEMNITEE" is defined in Section 6.8 hereof.

                  "ISIS AGREEMENT" shall mean that certain Agreement between BCI and Isis Innovation Limited, revised as of April 17, 1996.

                  "MAJORITY IN INTEREST" means Members holding in the aggregate greater than two-thirds (2/3) of the aggregate outstanding Units.

                  "MANAGEMENT COMPANY" means the Person selected by the Board to operate the Company pursuant to the Management Agreement to be entered into between the Board and the Management Company.

                  "MEMBER" means a Person who owns Units representing a Membership Interest, including an Assignee of a Membership Interest, but not merely of an Economic Interest, and who has been duly admitted as a member of the Company. Initially, the Members shall be the Persons subscribing to this Agreement as set forth in Exhibit "A" hereof.

                  "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner minimum gain."

                  "MEMBER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

                  "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

                  "MEMBERSHIP INTEREST" means the entire ownership interest of a Member in the Company at any particular time, including, without limitation, the Member's Economic Interest, any and all rights to vote and otherwise participate in the Company's affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement or by law, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement or law.

                  "NET PROFITS" or "NET LOSSES" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such fiscal year or other period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain,



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loss, or deduction required to be stated separately pursuant to Code Section
703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                  (c) Gain or loss resulting from any disposition of Company Property where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value;

                  (d) In lieu of depreciation, amortization, or cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

                  (e) To the extent an adjustment to the adjusted tax basis of any asset included in Company Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

                  (f) If the Gross Asset Value of any Company Property is adjusted in accordance with the terms of this Agreement, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

                  (g) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.2 hereof shall not be taken into account in computing Net Profits or Net Losses.

                  "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

                  "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

                  "PERCENTAGE INTEREST" means, with respect to each Member, the percentage set forth opposite such Member's name on Exhibit "A" attached hereto as it may be amended or supplemented from time to time.



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                  "PERSON" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

                  "QUALIFIED TRANSFEREE" means (i) an "accredited investor" as defined in Rule 501 promulgated under the Securities Act or (ii) a Person who is acquiring its Membership Interest in a transaction that does not constitute a "sale" within the meaning of Section 2(3) of the Securities Act.

                  "RECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(1).

                  "REGULATIONS" means proposed, temporary, and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

                  "REGULATORY ALLOCATIONS" is defined in Section 5.2.(j) hereof.

                  "RESERVES" means, with respect to any fiscal year or other period, funds set aside or amounts allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Board for working capital, to pay taxes, insurance, debt service and other costs or expenses incident to the ownership of the Company Property and the conduct of business by the Company as contemplated hereunder.

                  "RESPONSIBLE PARTY" is defined in Section 6.8(h) hereof.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SUBSTITUTED MEMBER" means an Assignee who is admitted as a Member to the Company pursuant to Section 9.3 hereof.

                  "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

                  "TRANSFER" means, with respect to any interest in the Company (including, without limitation, any part of a Membership Interest), a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation, or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing.

                  "UNIT" means a _____% fractional share of the Membership Interests of all Members issued pursuant to Section 3.1 hereof. The ownership of Units may (but need not, in the sole and absolute discretion of the Board) be evidenced in the form of a certificate for Units.



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                                  ARTICLE III

                      CAPITAL; CAPITAL ACCOUNTS AND MEMBERS

                  SECTION 3.1 INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS. The Members shall initially make the Capital Contributions to the Company set forth opposite their names on EXHIBIT "A" attached hereto. Each Member shall own Units in the respective amounts set forth in EXHIBIT "A," as the same may be amended from time to time. EXHIBIT "A" may be amended from time to time by the Board to reflect changes of Members under Article 9 hereof or changes in the number of Units owned by each Member.

                  SECTION 3.2 ADDITIONAL CAPITAL CONTRIBUTIONS BY MEMBERS. No Member has the right or obligation to make any additional Capital Contributions to the Company.

                  SECTION 3.3 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member in accordance with the terms of this Agreement.

                  SECTION 3.4 OTHER MATTERS.

                  (a) Except as otherwise provided in this Agreement, a Member shall not demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account, withdraw any portion of its Capital Contributions, or receive any distributions from the Company as a return of capital on account of such Capital Contributions. Under circumstances requiring or permitting a return of its Capital Contributions, a Member shall have the right to receive property other than cash as reasonably determined by the Board, except as may be specifically prohibited by law.

                  (b) No Member, Board Member, officer, or agent of the Company shall be required or have a right to lend any funds to the Company. The Company may, however, borrow funds from time to time, in one or more instances, from one
(1) or more Members or their Affiliates on terms and conditions satisfactory to the Management Company and the lending Member.

                                   ARTICLE IV

                               CASH DISTRIBUTIONS

                  SECTION 4.1 DISTRIBUTIONS IN GENERAL. Except as otherwise provided in Article 11 hereof, for any fiscal year all Cash Available for Distribution and net proceeds from any Terminating Capital Transaction shall be distributed to the Members at such times as may be determined in the sole discretion of the Board.

                  SECTION 4.2 ORDER OF DISTRIBUTIONS. Subject to Article 11 hereof, any Cash Available for Distribution shall be distributed to the Members in proportion to their Percentage Interests.

                  Any net proceeds of a Terminating Capital Transaction shall be applied or distributed as follows:



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                  (a) if a Majority in Interest does not vote to continue the
Company as provided in Section 11.2(b) hereof, as provided in Section 11.3(c) hereof; or

                  (b) otherwise, to the Members in proportion to their Percentage Interests.

                  SECTION 4.3 OTHER PROVISIONS.

                  (a) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any allocation, payment, or distribution by the Company to the Members shall be treated as amounts allocated, paid, or distributed, respectively, to the Members pursuant to this
Article 4 and Article 11 hereof for all purposes under this Agreement.

                  (b) No right is given to any Member to demand and receive property other than cash as provided in this Agreement. The Board may determine, in its sole and absolute discretion, to make a distribution in kind of Company Property to the Members, and such Company Property shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with this Article 4 and Articles 5 and 11 hereof; provided, however, that no Member may be compelled to accept a distribution of any Company Property in kind unless the ratio that the fair market value of such distribution bears to such Member's total distribution does not exceed the ratio that the fair market value of similar distributions in kind bear to the total distributions to other Members receiving distributions concurrently therewith, except upon a dissolution and winding up of the Company.

                  (c) Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall knowingly make a distribution to any Member or the holder of any Economic Interest on account of its Membership Interest or Economic Interest in the Company (as applicable) in violation of Section 18-607 of the Act.

                  (d) In the event that any Member owes any amount to the Company that is due and unpaid, at the time that a payment or distribution would be payable to such Member under this Article 4, the amount of such distribution shall be reduced by the amount of such obligation, together with interest thereon (except where interest is otherwise provided in a separate agreement with respect to such obligation), from the date such amount became due and payable to the Company until payment thereof be made, at a rate of ten percent (10%) per annum, but not to exceed the maximum rate for such obligation under any applicable usury laws, which offset shall be deemed to be a payment to the Company by such Member and shall be applied first to such interest and then to such obligation. In the event that a distribution has resulted in an overpayment to any Member for the fiscal period as a whole, the amount of such overpayment may be offset against subsequent payments or distributions in the manner permitted by this Section 4.3(d) or the Member may be required to return the excess distribution.



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                                   ARTICLE V

                    ALLOCATIONS OF NET PROFITS AND NET LOSSES

                  SECTION 5.1 ALLOCATION OF NET PROFITS AND NET LOSSES.

                  (a) Subject to the provisions of Section 5.3(a) hereof, Net Profits and Net Losses shall be determined and allocated with respect to each Company taxable year as of the end of such taxable year. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss, or deduction that is taken into account in computing Net Profits or Net Losses.

                  (b) Subject to Sections 5.2 and 5.3 hereof, Net Profits for any fiscal year shall be allocated in the following order and priority:

                      (i) First, [     ](2) to [     ](3) in an amount equal
to the excess, if any, of (A) the cumulative Net Losses allocated to [     ]
(4) pursuant to Section 5.1(c)(i) hereof for all prior fiscal years, over (B)
the cumulative Net Profits allocated to [     ](5) pursuant to this Section
5.1(b)(i) for all prior fiscal years;

                      (ii) The balance, if any, to [____](6) in proportion to [____](7) Percentage Interests.


                  (c) Subject to Sections 5.2 and 5.3 hereof, Net Losses for any fiscal year shall be allocated in the following order and priority.

                      (i) First, to [     ](8) in proportion to [     ](9)
Percentage Interests in an amount equal to the excess, if any, of (A) the cumulative Net Profits allocated pursuant to Section 5.1(b)(ii) hereof, over
(B) the cumulative Net Losses allocated pursuant to this Section 5.1(c)(i) for all prior fiscal years;


------------------------------

(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                     (ii) The balance, if any, [     ](10) to [        ].(11)

                  (d) Subject to Sections 5.2 and 5.3, all other tax items, including credits, shall be allocated to [____](12) in proportion to [____](13) Percentage Interests.


                  SECTION 5.2 ADDITIONAL SPECIAL ALLOCATIONS. Notwithstanding the foregoing provisions of this Article 5:

                  (a) Tax items with respect to Company Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Board, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder. Allocations pursuant to this Section 5.2(a) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, and any other items or distributions pursuant to any provision of this Agreement.

                  (b) The Nonrecourse Deductions for each taxable year of the Company shall be allocated to [____](14) in proportion to [____](15) Percentage Interests.


                  (c) If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This
Section 5.2(c) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently

-----------------------------
(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(12) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(13) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(14) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(15) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

therewith. The allocation otherwise required pursuant to this Section 5.2(c) shall, however, not apply to a Member to the extent that the minimum gain chargeback rules are inapplicable in a particular circumstance as specified in or under the Regulations.

                  (d) The Member Nonrecourse Deductions shall be allocated each taxable year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

                  (e) If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 5.2(e) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (f) If any Member unexpectedly receives an adjustment, allocation or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes an Adjusted Capital Account Deficit in such Member's capital account, items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficits as quickly as possible as of the end of the Company's taxable year to which adjustment, allocation or distribution relates. It is intended that this Section 5.2(f) qualify and be construed as a "qualified income offset" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(d).

                  (g) In the event that any Member has a deficit Capital Account at the end of any Company taxable year that is in excess of the sum of (a) the amount (if any) that such Member is obligated to restore to the Company upon liquidation of such Member's Membership Interest and (b) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.2(g) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 5 have been tentatively made as if this Section 5.2(g) and Section 5.2(e) hereof were not in this Agreement.

                  (h) If the allocation of Net Loss to a Member as provided in
Section 5.1 hereof would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members.

                  (i) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Membership Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations
Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (j) The allocations set forth in Sections 5.2(b), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h), and 5.2(i) hereof (the "Regulatory
Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). The Regulatory Allocations may not be consistent with the manner in which the Members intend to distribute the cash of
the Company or allocate Company income or loss. [     ](16)

                  (k) For purposes of determining the Net Profits, Net Losses, and any other items of income, gain, loss, and deduction allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

                  SECTION 5.3 OTHER PROVISIONS.

                  (a) For any taxable year during which any part of a Membership Interest is transferred between the Members or to another Person, the portion of the Net Profits, Net Losses, and other items of income, gain, loss, deduction, and credit that are allocable with respect to such part of a Membership Interest shall be apportioned between the transferor and the transferee based on an interim closing of the Company's books except as mandated by the Code and the applicable Regulations or, in the Board's discretion, as permitted under Code
Section 706(d)(2).

                  (b) Except as provided in Section 5.2(a) hereof, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss, and deduction shall be allocated among the Members as its correlative item of "book" income, gain, loss, or deduction is allocated pursuant to this Article 5. For this purpose, the term "book" income, gain, loss, or deduction shall have reference to the meanings and tax accounting principles adopted in the Regulations promulgated under Code Section 704(b) and not necessarily to GAAP.

                  (c) In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction, or credit different from those set forth in this Article 5, the Board is hereby authorized to make new allocations in reliance on the Code and such Regulations, such new allocations shall be deemed to be made pursuant to the fiduciary duty of the Board to the Company and the other Members, and no such new allocation shall give rise to any claim or cause of action by any Member.


------------------------------
(16) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  (d) For purposes of determining a Member's proportional share of the Company's "excess nonrecourse liabilities" within the meaning of Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be such Member's Percentage Interest.

                  (e) The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Net Profits, Net Losses, and other items of income, gain, loss, deduction, and credit for federal, state, and local income tax purposes.

                                   ARTICLE VI

                                   OPERATIONS

                  SECTION 6.1 BOARD. To provide for the management and operation of the Company, the Members shall establish a Board. All actions to be taken by the Board pursuant to this Agreement shall require the affirmative consent of four (4) Members of the Board.

                  (a) The Board shall consist of five (5) Members of the Board, each of which shall be elected at a meeting of the Unitholders which has been duly noticed and held and at which a quorum is present, in accordance with
Section 6.4 hereof.

                  (b) A Board Member need not be a resident of California.

                  (c) Except as set forth in Section 6.1(d) below, each member of the Board shall hold office for the term for which he is elected or until his successor shall have be elected and qualified. During such term, each Member shall continue to serve as a Board Member until his voluntary withdrawal, death, or permanent disability. Any vacancy occurring in the Members of the Board shall be filled by election at an annual or special meeting of the Members called for that purpose. A Board Member elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Board Member may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the remaining Members of the Board or the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                  (d) A Board Member may not be removed at any time except for actions that constitute gross negligence or willful misconduct, upon the unanimous vote of the Members.

                  (e) The Board shall meet from time to time as mutually agreed upon by all of the Members of the Board. Any action required to be taken at a meeting of the Board, or any other action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Members of the Board entitled to vote with respect to the subject matter thereof, as the case may be. Any such consent signed by all the Members of the Board shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of the State of Delaware or with anyone else.

                  (f) Members of the Board shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of his service hereunder. Members of the Board shall not receive any other fees or salaries for serving as a Board Member of the Company.

                  (g) Members of the Board may participate in and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                  SECTION 6.2 MANAGEMENT.

                  (a) The Board shall be an agent of the Company's business, and the actions of the Board taken in such capacity and in accordance with this Agreement shall bind the Company. Except as otherwise expressly provided in this Agreement or in a separate agreement between the Company and any Member acting as a Management Company, the Members shall not participate in the control of the Company, and shall have no right, power, or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement or as required by any non-waivable provisions of applicable law, the Members shall have no right to vote on or consent to any other matter, act, decision, or document involving the Company or its business.

                  (b) The Board shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Board, and such delegation shall not cause the Board to cease to be the Board of the Company.

                  (c) Subject to the restrictions set forth in this Agreement, the Board shall also have the right, power, and authority in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Board to be necessary or appropriate to effectuate the business of the Company set forth in Section 1.4 hereof and subject to Section 6.5 below. Without limiting the generality of the foregoing, in connection with the conduct of the business of the Company as is limited by the scope of Section 1.4 hereof, the Board shall have full and complete power and authority, without the approval of any Member:

                           (i) to conduct any business, and exercise any rights
and powers, permitted of a limited liability company organized under the laws of the state of Delaware, in any state, territory, district, or foreign country as the Board deems necessary or advisable;

                           (ii) to acquire by purchase, lease, contribution, or
otherwise, and/or to otherwise own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, or dispose of any property or other assets (real or personal, tangible or intangible) that the Board deems necessary or advisable and in the best interests of the Company;

                           (iii) to negotiate, enter into, perform, modify,
extend, terminate, amend, waive, renegotiate and/or carry out any contracts and agreements of any kind and nature, including, without limitation, contracts and agreements with any Member or Affiliate thereof, or any other agent of the Company, as the Board deems necessary or advisable;

                           (iv) to lend money, to invest and reinvest its funds,
and to take and hold real and/or personal property for the payment of funds so loaned or invested;

                           (v) to sue and be sued, complain and defend, and
participate in administrative, judicial and other proceedings, in the name of, and behalf of , the Company;

                           (vi) to pay, collect, compromise, arbitrate or
otherwise adjust or settle any and all claims or demands of or against the Company; in such amounts and upon such terms and conditions as the Board shall reasonably determine;

                           (vii) to, from time to time, employ, engage, hire, or
otherwise secure the services of such Persons, including any Member or Assignee, or any Persons related thereto or Affiliates thereof, as the Board may deem necessary or advisable for the proper execution of its duties hereunder, provided such services are within the scope of the foregoing authority granted to the Board hereunder, with such employment to be for such reasonable compensation and upon such reasonable terms and conditions as the Board shall determine;

                           (viii) to, from time to time, appoint such officers
and agents of the Company as the Board deems necessary or advisable, define and modify, from time to time, such officers' and agents' duties, and fix and adjust, as appropriate, such officers' and agents' compensation;

                           (ix) to cause the Company to indemnify any Person in
accordance with, and to the fullest extent permitted by, applicable law, and to obtain, for or on behalf of the Company, any and all types of insurance deemed necessary or advisable by the Board;

                           (x) to borrow money and issue evidence of
indebtedness necessary, convenient or incidental to the business of the Company, and secure the same by mortgage, pledge or other lien or any Company Property or other assets of the Company;

                           (xi) to prepare, execute, file, record, publish, and
deliver any and all instruments, documents, or statements necessary or convenient to effectuate any and all actions that the Board is authorized to take on behalf of the Company;

                           (xii) to deal with, or otherwise engage in business
with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide services to, lend money to, sell property to, or purchase property from the Company, the Members or any Affiliate of the Members; and

                           (xiii) to establish and maintain Reserves for such
purposes and in such amounts as the Board deems appropriate from time to time;
and

                           (xiv) Except as otherwise expressly provided in this
Agreement, any separate agreement between the Company and a Member or as required by any non-waivable provision of the Act or other applicable law, no Member shall (a) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business or (b) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except to the extent expressly delegated by the Board, no Member or other Person shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

                  SECTION 6.3 MEETINGS.

                  (a) Meetings of the Members may be called by the Board or by Members holding not less than twenty-five percent (25%) of the units entitled to vote at the meeting. The meeting shall beheld at the principal place of business of the Company or as designated in the notice or waivers of notice of the meeting.

                  (b) Notice of any meeting of the Members shall be given no fewer than ten (10) days and no more than ninety (90) days prior to the date of the meeting. Notices shall be delivered in the manner set forth in Section 12.4 and shall specify the purpose or purposes for which the meeting is called. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  (c) A Majority in Interest of the Members entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for transaction of business at any meeting of the Members.

                  (d) The act of the holders of a Majority in Interest of the Members entitled to vote at the meeting, present at a meeting at which a quorum is present, shall be the act of the Members, unless the act of a greater number is required by statute or this Agreement.

                  (e) Any action required to be taken at a meeting of the Members or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all of the Units entitled to vote at a meeting were present and voting. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given in writing to those Members who were entitled to vote but did not consent in writing.

                  (f) The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                  (g) Each outstanding Unit shall be entitled to one vote upon each matter submitted to the Members for a vote. In all elections for a Board Member, all Members shall have the right to cumulative voting.

                  SECTION 6.4 LIMITATIONS ON AUTHORITY OF BOARD. Notwithstanding any contrary provision of this Agreement, without the written consent of all Members, the Board shall not have the authority to:

                  (a) do any act in contravention of this Agreement;

                  (b) [     ];(17)

                  (c) [     ];(18)

                  (d) [     ];(19)

                  (e) [     ].(20)

                  SECTION 6.5 RELIANCE BY THIRD PARTIES. Any Person dealing with the Company or the Board may rely upon a certificate signed by the Management Company or officer of the Company as to:

                  (a) the identity of a Board Member, officer of the Company or any Member of the Company;

                  (b) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Board or officer of the Company or in any other manner germane to the affairs of the Company;

                  (c) the Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

                  (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

                  SECTION 6.6 RECORDS AND REPORTS.

                  (a) The Board shall cause to be kept, at the principal place of business of the Company, or at such other location as the Board shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities and the internal affairs of the Company for at least the current and past four (4) fiscal years.


-------------------------
(17) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(18) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(19) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(20) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  (b) The Board shall also cause to be sent to each Member of the Company the following:

                           (i) within ninety (90) days following the end of each
fiscal year of the Company, a report that shall include all necessary information required by the Members for preparation of its federal, state and local income or franchise tax or information returns, including each Member's pro rata share of Net Profits, Net Losses, and any other items of income, gain, loss, and deduction for such fiscal year; and

                           (ii) a copy of the Company's federal, state, and
local income tax or information returns for each fiscal year, concurrent with the filing of such returns.

                  (c) The Members (personally or through an authorized representative) may, for purposes reasonably related to their Membership Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

                  SECTION 6.7 INDEMNIFICATION AND LIABILITY OF THE BOARD.

                  (a) The Company shall indemnify and hold harmless the Members of the Board and officers of the Company (individually, an "Indemnitee"), to the full extent permitted by law, from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Company or otherwise relating to the performance or non-performance of any act concerning the activities of the Company, if the Indemnitee acted in good faith and in a manner that it believed to be in, or not contrary to, the best interests of the Company. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clause (i) above.

                  (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 6.7 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this
Section 6.7.

                  (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to a vote of a Majority in Interest of all Members, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

                  (e) No Indemnitee shall be denied indemnification in whole or in part under this Section 6.7 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (f) The provisions of this Section 6.7 are for the benefit of the Indemnities and shall not be deemed to create any rights for the benefit of any other person or entity.

                  (g) Neither the Members of the Board, officers of the Company, Members nor their parents, Affiliates or subsidiaries nor the officers, directors or employees of any of the foregoing Persons shall be liable to the Company or to a Member for any losses sustained or liabilities incurred as a result of any act or omission of any such other Person if such Person acted (or took no action) in good faith and in a manner that it believed to be in, or not opposed to, the interests of the Company.

                  (h) To the extent that a Board Member, officer of the Company or Member, or any Affiliate or subsidiary, or any officer, director, employee, or agent of any of the foregoing (each, a "Responsible Party") has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company, any Member or any other Person bound by the terms of this Agreement, such Responsible Party acting in accordance with this Agreement shall not be liable to the Company, any Member or any such other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of a Responsible Party otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law.

                  (i) Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing
(a) in its discretion, under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as "reasonable" or "good faith"), then such Responsible Party shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (b) with an express standard of behavior (including, without limitation, standards such as "reasonable" or "good faith"), then such Responsible Party shall comply with such express standard, but shall not be subject to any other, different or additional standard imposed by this Agreement or otherwise applicable law.

                  SECTION 6.8 COMPETITION WITH THE COMPANY. The Members may engage or invest in, and devote their time to, any other partnership, alliance, joint venture, business venture, or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company, PROVIDED THAT Affymetrix shall not enter into any other partnership, alliance, joint venture or similar
arrangement with [     ](21) if the purpose or the effect of such activity is
to make them an Affiliate of Affymetrix (as that term is defined in the Isis Agreement) or otherwise provide any of them with access to the patents or technology licensed to Affymetrix pursuant to

-------------------------
(21) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Isis Agreement. Notwithstanding anything to the contrary, nothing herein shall prevent Affymetrix from selling any products to any third parties. Neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member (or to the income or proceeds derived therefrom), and the pursuit thereof, and even if competitive with the business of the Company, shall not be deemed wrongful or improper.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                  Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company and each other Member that the following. The representations and warranties contained in this Article 7 shall be deemed made as of the date hereof only, except that such representations and warranties with respect to Persons who become Members after the date hereof shall also be deemed made as of the earlier of the date such respective Persons acquire an interest in the Company or the date such respective Persons become a Member or a Substituted Member, as the case may be.

                  SECTION 7.1 DUE AUTHORIZATION. All transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its directors and/or shareholder(s), managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), or beneficiaries, as the case may be, and as required.

                  SECTION 7.2 BINDING AND ENFORCEABLE. This Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether the equitable principles are applied in a proceeding at law or in equity).

                  SECTION 7.3 NO BREACH OR CONFLICT. The consummation of such transactions shall not result in a breach or violation of, or a default under,
(a) charter or bylaws, its partnership or operating agreement, or trust agreement, as the case may be, (b) except for the Isis Agreement, with respect to which no representations or warranties are made, any agreement by which such Member or any of such Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or
(c) any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries, or shareholders, as the case may be, is or are subject, except, in the case of both clauses (a), (b), and (c) above, for those breaches, violations, or defaults that would not materially and adversely affect the ability of such Member to perform its obligations under this Agreement.

                  SECTION 7.4 NOT A FOREIGN PERSON. Such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e).

                  SECTION 7.5 INVESTMENT REPRESENTATIONS.

                  (a) Each Member acknowledges that the Units being offered and sold to such Member pursuant to this Agreement are without qualification or registration under the California Corporate Securities Law of 1968 or the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the qualification and registration requirements.

                  (b) Each Member has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

                  (c) Each Member acknowledges that the Units are a "restricted security" under the Securities Act in that the Units will be acquired from the Company in a transaction not involving a public offering, and that the Units may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Units must be held indefinitely.

                  (d) Each Member has acquired its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in any transaction requiring registration under the Securities Act or in violation of federal or state securities laws. Each Member (other than any Substituted Member who has not acquired a Membership Interest (i) in a transaction constituting a "sale" within the meaning of Section 2(3) of the Securities Act or (ii) by gift from a Person as to whom the Member is a Family Member) further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

                  SECTION 7.6 INDEPENDENT REPRESENTATION BY COUNSEL AND ADVISORS. Such Member has been represented by independent advisors, including legal counsel and tax counsel, in connection with the transactions provided for in or contemplated by this Agreement and that it has discussed, to the extent it has deemed appropriate with its independent advisors, including legal counsel and tax counsel, the consequences, including the federal, state, local, and other tax consequences and tax return disclosure requirements, of the transactions, actions and events arising out of or contemplated by this Agreement and the execution, delivery, and performance of this Agreement.

                  SECTION 7.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Liability for the breach of the representations, warranties, and agreements set forth in this Article 7 shall survive the execution and delivery of this Agreement by each Member (and, in the case of a Substituted Member, the admission of such Substituted Member as a Member in the Company) and the dissolution, liquidation, and termination of the Company. The Board may, in its sole and absolute discretion on behalf of the Company and its Members, grant waivers and exceptions to the representations and warranties contained in this Article 7(but excluding Sections 7.1 - 7.3), but any such waiver or exception must be in writing and must refer to this Section.

                  SECTION 7.8 NO OTHER REPRESENTATIONS. NO PERSON HAS MADE ANY REPRESENTATION OR WARRANTY CONCERNING (I) THE FEDERAL, STATE, LOCAL OR OTHER TAX (INCLUDING PROPERTY TAX) CONSEQUENCES TO ANY PERSON OF THE TRANSACTIONS, ACTIONS OR EVENTS (INCLUDING THE ALLOCATION OF TAX ITEMS) THAT MAY ARISE OUT OF OR BE CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, THE "TAX REPRESENTATIONS") OR (II) ANY PROJECTIONS, CASH FLOWS, POTENTIAL PROFIT, OR YIELDS FROM, PERFORMANCE OF OR ECONOMIC CONSEQUENCES OF AN INVESTMENT OR MEMBERSHIP IN THE COMPANY (COLLECTIVELY, THE "ECONOMIC REPRESENTATIONS"). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT OR CONTEMPLATED BY, THIS AGREEMENT OR THE ASSET PURCHASE AGREEMENT (COLLECTIVELY, "EXPRESS REPRESENTATIONS"), NO PERSON IS MAKING ANY REPRESENTATION OR WARRANTY AS TO ANY OTHER MATTER (ALL SUCH REPRESENTATIONS, OTHER THAN THE EXPRESS REPRESENTATIONS, SHALL BE REFERRED TO HEREIN AS THE "OTHER REPRESENTATIONS"). EACH MEMBER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED MEMBER AS A CONDITION TO BECOMING A SUBSTITUTED MEMBER) ACKNOWLEDGES THAT NO PERSON HAS MADE ANY TAX REPRESENTATIONS, ECONOMIC REPRESENTATIONS OR OTHER REPRESENTATIONS. CONSISTENT WITH THE FOREGOING AND AS A MATERIAL INDUCEMENT TO THE OTHER MEMBERS TO ENTER INTO THIS AGREEMENT, EACH MEMBER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED MEMBER AS A CONDITION TO BECOMING A SUBSTITUTED MEMBER) HEREBY WAIVES (ON BEHALF OF ITSELF, HIMSELF OR HERSELF AND ON BEHALF OF ALL ASSIGNEES AND ALL HOLDERS) ANY AND ALL RIGHTS HE, SHE OR IT MAY HAVE AT ANY TIME, NOW OR IN THE FUTURE, TO ASSERT A CLAIM THAT ANY TAX REPRESENTATIONS, ECONOMIC REPRESENTATIONS OR OTHER REPRESENTATIONS HAVE BEEN MADE BY OR ON BEHALF OF ANY MEMBER OR ANY OTHER PERSON OR TO SEEK DAMAGES, A RIGHT OF OFFSET OR OTHER RELIEF BASED UPON AN ALLEGED BREACH OR INACCURACY OF ANY TAX REPRESENTATION, ECONOMIC REPRESENTATION OR OTHER REPRESENTATIONS. IN THE EVENT ANY MEMBER (OR THE TRANSFEREE OF ANY INTEREST, INCLUDING UNITS, OF THE MEMBER IN THE COMPANY) TAKES ANY ACTION TO ASSERT ANY SUCH CLAIM OR SEEK ANY SUCH DAMAGES, RIGHT OF OFFSET OR OTHER RELIEF WITH RESPECT TO ANY OTHER REPRESENTATIONS, THE MEMBER TAKING THE ACTION (OR, IN THE EVENT OF ACTION TAKEN BY A TRANSFEREE OF AN INTEREST OF A MEMBER, SUCH MEMBER) SHALL REIMBURSE THE OTHER MEMBERS AND THE TRANSFEREES OF AN INTEREST OF A MEMBER, IMMEDIATELY UPON DEMAND, FOR ANY AND ALL LOSSES, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, LEGAL FEES, ACCOUNTING FEES,

CONSULTING FEES, AND COSTS OF RESPONSE, NEGOTIATION, AND DEFENSE, INCURRED BY THOSE MEMBERS IN CONNECTION WITH OR AS A RESULT OF SUCH ACTION (COLLECTIVELY, "COSTS"), AND ANY COSTS NOT SO PAID UPON DEMAND SHALL BEAR INTEREST, FROM THE DATE OF DEMAND UNTIL PAID, AT THE HIGHEST RATE PERMITTED BY APPLICABLE USURY LAW.

                                  ARTICLE VIII

                                    COVENANTS

                  SECTION 8.1 NEGOTIATIONS WITH [     ].(22) The parties will
enter into good faith discussions with [     ](23) to become a Member of the
Company. In the event that [     ](24) agrees to become a Member of the
Company, BCI and Affymetrix hereby agree that [     ](25) will acquire its
Membership Interest from BCI. Any initial consideration payable for the Units
to be acquired from BCI by [     ],(26) or any other third party who is
acquiring Units from BCI will be retained by BCI. Any contingent or future
consideration paid by [     ](27) or any third party acquiring Units from BCI
will be shared equitably between BCI and Affymetrix.

SECTION 8.2 MAINTENANCE OF ISIS AGREEMENT. Affymetrix recognizes and accepts that the maintenance of the Isis Agreement in full force and effect and the good standing of the Company as an "Affiliate" of Affymetrix (as the term "Affiliate" is defined in the Isis Agreement) are essential to the viability of the Company and its ability to sustain its business as defined in Section 1.4 hereof. Accordingly, Affymetrix represents and warrants to the other Members and covenants and agrees with the Company that Affymetrix shall at all times (a) fully, completely and timely comply with all of its duties and obligations under the Isis Agreement such that Affymetrix is not at any time in breach of such Agreement, (b) not do any act which could, or with the passage of time could, give rise to a right in the licensor of the Isis Agreement to terminate such Agreement, (c) not fail to do any act which could, or with the passage of time could, give rise to a right in the licensor of the Isis Agreement to terminate such agreement, (d) not do any act or take any steps which could, or with the passage of time could, cause the Company not to be an Affiliate, as that term is defined in the Isis Agreement. Included, by way of example and not limitation, within the foregoing acts which Affymetrix shall not do are: (a) entering into a consortium with any third party which would entitle such third party to a license under one or more of the patents which are the subject of the Isis Agreement; or, (b) subject to


-------------------------
(22) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(23) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(24) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(25) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(26) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(27) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the proviso hereafter, extending access to the Isis Agreement and the patents which are the subject thereof to any Affiliate, other than Company, which is not owned one hundred percent (100%) by Affymetrix; provided that, if the law or regulations of any country wherein such Affiliate is domiciled prohibit one hundred percent (100%) ownership of a domestic Person by a foreign Person or tax incentives in the country of domicile require domestic participation in the Person to receive the benefit of the tax incentive, then, in such case the Affiliate may have access to the Isis Agreement and the patents which are the subject thereof so long as Affymetrix owns the maximum percentage allowed by such law or regulations or the maximum percentage that still enables Affymetrix to receive the benefit of such tax incentive.

                  SECTION 8.3 COMPANY PRODUCTS. All products produced or distributed by the Company which are manufactured pursuant to a license of intellectual property which is part of the Affymetrix Capital Contribution, will be co-branded with the name or appropriate identification of the Company and of Affymetrix.

                  SECTION 8.4 DISTRIBUTION. BCI or its nominees shall be the exclusive distributor of all products developed, manufactured, produced, marketed, or sold and services rendered by the Company.

                                   ARTICLE IX

                        TRANSFERS OF MEMBERSHIP INTERESTS

                  SECTION 9.1 TRANSFERS OF MEMBERSHIP INTERESTS. No part of the interest of a Member shall be subject to the claims of any creditor, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement. No Member may make or permit a Transfer, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, of all or any portion of its Membership Interest, and any purported Transfer of a Member's Membership Interest shall be null and void ab initio, unless approved by the Board, which approval shall not be unreasonably withheld, provided that the Board may not consent to the transfer of a Membership Interest that could, or with the passage of time could, cause the Company not to be an Affiliate, as that term is defined in the Isis Agreement. A Member may not make or permit a Transfer of all or any part of its Economic Interest without approval of the other Members, except to an Affiliate. Without limiting the generality of the foregoing, Affymetrix may not make or permit a transfer of its Membership Interest or Economic Interest unless such transfer is concurrent with a transfer of the rights, obligations and interests of Affymetrix under the Isis Agreement. No Member shall voluntarily withdraw from the Company. Any purported act in contravention of this Article 9 shall be null and void and of no force whatsoever.

                  SECTION 9.2 MEMBER'S RIGHT TO TRANSFER.

                  (a) It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferring Member under this Agreement with respect to such Transferred Units, Membership Interest. Any transferee whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 9.4 hereof.

                  (b) If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Member's estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, including for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

                  (c) It is a condition to any Transfer that the Board receive written notice of the name and address of the transferee at least ten (10) days prior to the proposed Transfer and written evidence that each transferee acknowledges and agrees to make the representations and warranties set forth in
Article 7 hereof.

                  (d) No Transfer by a Member may be made to any Person if it would result in the Company being treated as an association taxable as a corporation for state or federal income tax purposes, (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 or (iii) such Transfer would result in the termination of the Company for federal income tax purposes.

                  SECTION 9.3 SUBSTITUTED MEMBERS.

                  (a) No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 9.1 hereof) as a Member in its place. A transferee of the interest of a Member (other than an Affiliate) may be admitted as a Substituted Member only with the consent of the Board, which consent may be given or withheld by the Board in their sole and absolute discretion. The failure or refusal by the Board to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Board or any Member, except where such failure or refusal breaches the provisions hereinabove contained. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Board (i) evidence of acceptance, in form and substance satisfactory to the Board, of all the terms, conditions and applicable obligations of this Agreement, and (ii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the Board, to effect such Assignee's admission as a Substituted Member.

                  (b) A transferee who has been admitted as a Substituted Member in accordance with this Article 9 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement and the transferor shall be relieved of all of its obligations hereunder accruing subsequent to such admission with respect to the interest Transferred.

                  (c) Upon the admission of a Substituted Member, the Board shall amend EXHIBIT A to reflect the name and address of such Substituted Member and to eliminate, if necessary, the name and address of the predecessor of such Substituted Member.

                  SECTION 9.4 ASSIGNEES. If the Board does not consent under
Section 9.3 hereof to the admission of any transferee in a Transfer consented to by the Board under Section 9.1 hereof as a Substituted Member, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including, without limitation, the right to receive distributions, guaranteed payments, indemnity payments, and other payments from the Company and the share of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credit of the Company attributable to the Units assigned to such transferee and the rights to Transfer the Units provided in this Article 9, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to effect a consent or vote with respect to such Units on any matter presented to the Members for approval (such right to consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this
Article 9 to the same extent and in the same manner as any Members desiring to make an assignment of Units.

                  SECTION 9.5 GENERAL PROVISIONS.

                  (a) No Member may withdraw from the Company other than as a result of a permitted Transfer of all of such Member's Units in accordance with this Article 9, with respect to which the transferee becomes a Substituted Member.

                  (b) Any Member who shall Transfer all of its remaining Units in a Transfer permitted pursuant to this Article 9 where such transferee was admitted as a Substituted Member shall cease to be a Member.

                  (c) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Membership Interest by any Member be made:

                           (i) to any person or entity who lacks the legal
right, power, or capacity to own a Membership Interest;

                           (ii) in violation of applicable law;

                           (iii) if such Transfer would cause the Company either
(i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership treated as a corporation, in either case for federal or state income tax purposes;

                           (iv) if such Transfer would, cause any portion of the
assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101;

                           (v) if such Transfer requires the registration of
such Membership Interest pursuant to any applicable federal or state securities laws;

                           (vi) if such Transfer causes the Company to become a
reporting company under the Exchange Act; or

                           (vii) if such Transfer subjects the Company to
regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended;

                  To the extent any attempted Transfer would be in violation of this Section 9.5, it shall be null and void ab initio, and the transferee shall not acquire any rights or economic interests in the Units or other interests that otherwise would have been Transferred.

                                   ARTICLE X

                              ADMISSION OF MEMBERS

                  SECTION 10.1 ADMISSION OF ADDITIONAL MEMBERS. Additional Persons (as opposed to Substituted Members which are subject to Article 9 hereof) may be admitted to the Company as Members only upon the selection of, and on such terms and conditions as may be determined by BCI in its sole discretion at the time of such admission; PROVIDED that such admission shall be subject to approval by Affymetrix, which approval shall not be unreasonably delayed and may only be withheld in the event a Person proposed to be admitted as an Additional Member owns United States Letters Patent which it has asserted against Affymetrix and which patents completely and entirely prevent Affymetrix from continuing its business of making and selling polynucleotide arrays by photolithographic techniques and such Person refuses to grant Affymetrix a license to such patents; and provided, further, that no such admission would affect the Company's ability to comply with any applicable statutes or regulations. Each Member, by its execution hereof shall be deemed to have granted the Board the irrevocable power of attorney (which it is hereby agreed among the Members is coupled with an interest) to amend this agreement in such ways as may be necessary to admit such additional Members.

                  SECTION 10.2 AMENDMENT OF AGREEMENT AND CERTIFICATE. For the admission to the Company of any Member in accordance with this Agreement, the Board shall take all steps necessary or appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of EXHIBIT A) solely for purposes of reflecting the admission to the Company of that Member and, if required by law, shall prepare and file an amendment to the Certificate and may for these purposes exercise the power of attorney granted pursuant to Section
10.1 hereof.

                  SECTION 10.3 LIMITATION ON ADMISSION OF MEMBERS. No Person shall be admitted to the Company as an additional Member if, it would result in the Company being treated as an association taxable as a corporation or publicly traded partnership for state or federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

                  SECTION 10.4 REMEDIES. The Members acknowledge that adequate legal remedies are not likely to exist for any breach of this Article 10 or the provisions of Article 9 and, accordingly, that the Company and any aggrieved Member shall have the right to secure injunctive relief in the event of any actual or threatened breach of Member's obligations under this Article 10 or the provisions of Article 9.

                                   ARTICLE XI

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

                  SECTION 11.1 LIMITATIONS. The Company may be dissolved, liquidated, and terminated pursuant to and only pursuant to the provisions of this Article 11, and the parties hereto do hereby irrevocably waive any and all other rights that they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company's assets.

                  SECTION 11.2 EXCLUSIVE CAUSES. Notwithstanding the provisions of the Act, the following and only the following events shall cause the Company to be dissolved, liquidated, and terminated:

                  (a) The occurrence of a Terminating Capital Transaction, unless a Majority in Interest of all Members votes to continue the Company following the occurrence of such Terminating Capital Transaction;

                  (b) Dissolution of the Company by the written election of all Members or by operation of law, including, without limitation, judicial dissolution.

                  SECTION 11.3 LIQUIDATION. In all cases of dissolution of the Company, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 11.3, and, as promptly as practicable, each of the following shall be accomplished:

                  (a) The Company Property shall be liquidated in an orderly, businesslike, and commercially reasonable manner.

                  (b) Any Net Profit, Net Loss, or other item of income, gain, loss or deduction realized by the Company upon the sale of the Company Property or transfer in kind shall be deemed recognized and allocated to the Members in the manner set forth in Article 5 hereof.

                  (c) The proceeds of sale of Company assets and all other assets of the Company shall first be applied to payment of all Company debts and to the establishment of any necessary Reserves, and then shall be distributed to the Members in proportion to and to the extent of any positive balances in their respective Capital Accounts.

                  However, in the event that the Board determines that an immediate sale of all or any portion of the Company's assets would cause undue loss to the Members, the Board, in order to avoid such loss, may, to the extent not then prohibited by the Act, either (i) defer liquidation of and withhold from distribution for a reasonable time any Company assets except those necessary to satisfy the Company's debts and obligations or (ii) distribute such assets to the Members in kind. If any assets are to be distributed in kind, such assets shall be distributed on the basis of the net fair market value thereof.

                  SECTION 11.4 NO CAPITAL CONTRIBUTION UPON DISSOLUTION. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its

Capital Contribution thereto, its Capital Account, its share of Net Profits or Net Losses or other items and shall have no recourse therefor (upon dissolution or otherwise) against any Member. No Member shall be obligated to restore to the Company any negative balance that may exist or continue in such Member's Capital Account.

                                  ARTICLE XII

                               GENERAL PROVISIONS

                  SECTION 12.1 ACCOUNTING AND FISCAL YEAR. Subject to Code
Section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Board. The fiscal year of the Company shall end on December 31 of each year, or on such other date permitted under the Code as the Board shall determine.

                  SECTION 12.2 ENTIRE AGREEMENT; BINDING PROVISIONS; SEPARABILITY. This Agreement constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between or among the parties hereto pertaining to the subject matter hereof. The covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto. Each provision of this Agreement shall be considered separable, and, if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or effect of those portions of this Agreement that are valid.

                  SECTION 12.3 FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents, and statements, and to take such other action as may be required by law or necessary to effectively carry out the purposes of this Agreement.

                  SECTION 12.4 NOTICES. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Section 1.3 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to a Member, to such Member at the address set forth in EXHIBIT "A", or to such other address as such Member may from time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage prepaid, and properly addressed.

                  SECTION 12.5 ATTORNEYS' FEES.. In the event that any action or proceeding is filed by an Member or by the Company as against the Company or any other Member to enforce any of the covenants or conditions hereof, the party in whose favor final judgment shall be entered shall be entitled to have and recover of any from the other party reasonable attorneys' fees to be fixed by the court wherein said judgment is entered.

                  SECTION 12.6 TAX MATTERS. The Board shall be designated and shall operate as "tax matters partner" (as defined in Code Section 6231), to oversee or handle matters relating to taxation of the Company. The Board may make all Company elections for federal income and all other tax purposes.

                  SECTION 12.7 GOVERNING LAW. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 12.8 AMENDMENTS. No amendments to this Agreement shall be effective without the prior written approval of all Members, which approval may be given or withheld in the sole and absolute discretion of a Member.

                  SECTION 12.9 COUNTERPARTS. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement, binding on all parties hereto.

                  SECTION 12.10 TITLES; PRONOUNS. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as appropriate.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                            BECKMAN COULTER, INC., a Delaware
                                            corporation



                                            By:
                                               --------------------------------
                                            Its:
                                               --------------------------------




                                            AFFYMETRIX, INC., a  corporation

                                            By:
                                               --------------------------------
                                            Its:
                                               --------------------------------

                                   EXHIBIT "A"

                         MEMBERS, CAPITAL CONTRIBUTIONS
                            AND PERCENTAGE INTERESTS



Name of Member        Name and Address of Member  Contribution      Gross Asset        Percentage       Number of
                                                                    Value of           Interest         Units
                                                                    Contributed
                                                                    Property


Affymetrix                                        1. [     ](28)


                                                  2. [     ](29)


BCI



------------------------------
(28) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(29) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.